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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                -----------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported): May 17, 2005


                                 Belden CDT Inc.
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               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


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              Delaware                               001-12561                             36-3601505
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
   (State or other jurisdiction of           (Commission File Number)           (IRS Employer Identification No.)
           incorporation)
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                        7701 Forsyth Boulevard, Suite 800
                            St. Louis, Missouri 63105
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          (Address of Principal Executive Offices, including Zip Code)


                                 (314) 854-8000
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              (Registrant's telephone number, including area code)



                                       n/a
          ------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if this Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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                                TABLE OF CONTENTS




Item 1.01 Entry Into a Material Definitive Agreement.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Item 9.0  Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
  10.01  Non-Employee Director Restricted Stock Award Agreement.


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         ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         The compensation of non-employee directors includes an annual award of 2,500 restricted shares of the Company's common stock. On May 17, 2005, the Board of Directors of the Company approved an award of 2,500 shares of restricted stock to be issued under the Cable Design Technologies Corporation's 2001 Long-Term Performance Incentive Plan ("Plan"), effective May 18, 2005, to each of the following non-employee directors: Bryan C. Cressey, Lorne D. Bain, Lance C. Balk, Christopher I. Byrnes, Michael F.O. Harris, Glenn Kalnasy, Ferdinand C. Kuznik, John M. Monter, and Bernard G. Rethore. The terms of each award are evidenced by a Non-Employee Director Restricted Stock Award Agreement, which is included as an exhibit to this Form 8-K. The restricted stock cannot be sold or otherwise disposed of before the director's departure from the Board of the Company. The award may be forfeited in the event the director is removed from the Board for cause. Other provisions apply in the event of the disability or death of the director or the sale of all or substantially all of the assets of the Company or the merger of the Company pursuant to Section 14 of the Plan.

         On May 17, 2005, the Company issued a press release noting that C. Baker Cunningham, its president and chief executive officer, has decided to moderately accelerate plans for his expected retirement in 2006 at age 65. The Board, through its succession planning committee, has engaged an executive search firm to identify CEO candidates. Mr. Cunningham would intend to remain in his current position with the Company during any transition to its new CEO. Mr. Cunningham's Change of Control Employment Agreement, dated as of July 31, 2001, as amended by the First Amendment dated as of June 28, 2004, has been modified to confirm his right to receive the benefits of such agreement as a Covered Termination upon his leaving the Company. Mr. Cunningham's retention award letter agreement, dated as of June 28, 2004, has been modified to provide that if his retirement occurs before July 15, 2006, then the unpaid cash award under such letter agreement will be paid upon such retirement, and the unvested portion of the restricted stock award under such letter agreement will vest upon such retirement. In addition, such letter agreement modification confirms that all other unvested restricted stock and stock options vest upon Mr. Cunningham's retirement, whether before or after July 15, 2006.

         In connection with Richard K. Reece's returning to the position of Chief Financial Officer and Vice President, Finance of Belden Inc. (now, Belden CDT Inc.), he entered into an agreement with Belden Inc. ("Letter Agreement"). The Letter Agreement, among other things, provides that if Mr. Reece no longer reports directly to Mr. Cunningham, he may elect to leave the Company and have the right to receive severance payments paid over twelve months equal to his then current base salary and the greater of his current target bonus or his most recent actual bonus. The Letter Agreement has been modified to provide that the period for which Mr. Reece may make such election has been extended from thirty days to six months from the date he would no longer report directly to Mr. Cunningham. In addition, Mr. Reece's retention award letter agreement, dated as of June 28, 2004, has been modified to provide that if he were to elect to leave the Company in the event he were no longer reporting directly to Mr. Cunningham and if his departure from the Company were to occur before July 15, 2006, then he would receive the last one-third of his cash award and restricted stock award payable under such letter agreement on July 15, 2006.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

         On May 17, 2005, the Company issued a press release noting that C. Baker Cunningham, its president and chief executive officer, has decided to moderately accelerate plans for his expected retirement in 2006 at age 65. The Board, through its succession planning committee, has engaged an executive search firm to identify CEO candidates. Mr. Cunningham would intend to remain in his current position with the Company during any transition to its new CEO.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

         (c) EXHIBITS.

         10.01  NON-EMPLOYEE DIRECTOR RESTRICTED STOCK AWARD AGREEMENT.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              BELDEN CDT INC.


Date: May 19, 2005                            By:/s/Kevin L. Bloomfield
                                                 ----------------------
                                                    Kevin L. Bloomfield


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